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                                                                     Exhibit 11

        STATEMENT REGARDING SUPPLEMENTAL COMPUTATION OF EARNINGS PER SHARE


                                                             Historical
                                                     --------------------------

                                                                       Fully
                                                       Primary        Diluted
                                                     ------------  ------------
For the year ended December 31, 1996:
Weighted average number of
 common shares outstanding                         21,163,485        21,163,485
                                                 ------------      ------------
Net income (loss)                                $(38,044,000)     $(38,044,000)
                                                 ------------      ------------
Net income (loss) per common share                     $(1.80)           $(1.80)
                                                 ============      ============


For the year ended December 31, 1995:
Weighted average number of
 common shares outstanding                         19,009,515        19,009,515
Common stock equivalents                            1,154,948         1,162,877
                                                 ------------      ------------
                                                   20,164,463        20,172,392
                                                 ------------      ------------
Net income                                        $15,439,000       $15,439,000
                                                 ------------      ------------
Net income per common share                             $0.77             $0.77
                                                 ============      ============



For the year ended December 31, 1994:
Weighted average number of
 common shares outstanding                         16,237,765        16,237,555
Common stock equivalents                            1,683,494         1,763,693
                                                 ------------      ------------
                                                   17,921,259        18,001,248
                                                 ------------      ------------
Net income                                        $17,793,000       $17,793,000
                                                 ------------      ------------
Net income per common share                             $0.99             $0.99
                                                 ============      ============







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